Exhibit 99.1

Collegium Prices Public Offering of $80 million of Common Stock

CANTON, Mass., Oct. 26, 2016 (GLOBE NEWSWIRE) — Collegium Pharmaceutical, Inc. (Nasdaq:COLL) today announced the pricing of its previously announced public offering of 5,000,000 shares of its common stock at a price to the public of $16.00 per share.  In addition, Collegium has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock offered in the public offering on the same terms and conditions.  The gross proceeds of this offering are expected to be $80 million, excluding underwriters’ discounts and commissions and any exercise of the underwriters’ option to purchase an additional 750,000 shares of common stock.  If the underwriters’ option is exercised in full, gross proceeds will be $92 million, excluding underwriters’ discounts and commissions. The offering is expected to close on October 31, 2016, subject to customary closing conditions.

Jefferies LLC and Piper Jaffray & Co. are acting as joint book-running managers.  William Blair & Company, L.L.C. and Needham & Company, LLC are acting as co-lead managers and Janney Montgomery Scott LLC is acting as co-manager in this offering.

Collegium intends to use the net proceeds from this offering for the continued commercialization of Xtampza; funding research and development efforts of its other product candidates; and working capital and general corporate purposes, which may include the acquisition or licensing of product candidates, technologies, compounds, other assets or complementary businesses.

The securities described above are being offered by Collegium pursuant to an effective shelf registration statement (including a base prospectus) filed with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the base prospectus in the registration statement and related prospectus supplement that Collegium has filed with the SEC for more complete information about Collegium and this offering. The prospectus supplement and accompanying base prospectus are available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus, when available, may also be obtained by contacting: Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Ave, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at 800-747-3924 or by email at prospectus@pjc.com.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Collegium Pharmaceutical, Inc.

Collegium is a specialty pharmaceutical company focused on developing a portfolio of products that incorporate its patent-protected DETERx technology platform for the treatment of chronic pain. The DETERx oral drug delivery technology is designed to provide extended-release delivery, unique abuse-deterrent properties, and flexible dose administration options.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including statements regarding the completion, timing and size of the proposed public offering and the company’s planned use of proceeds. These and other risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as revised and supplemented by our Quarterly Reports on Form 10-Q filed since the filing of our most recent Annual Report on Form 10-K and those risks described from time to time in other reports which we file with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

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Investor Contact:

Collegium Pharmaceutical, Inc.

Doug Carlson

Vice President, Corporate Development